                                                                   EXHIBIT 10.48

AMENDMENT TO MONITORING AGREEMENT DATED AS OF OCTOBER 29, 1997 BETWEEN AMERICAN
 AXLE & MANUFACTURING OF MICHIGAN, INC. AND BLACKSTONE MANAGEMENT PARTNERS L.P.

         This Amendment (the "Amendment") to the Monitoring Agreement dated as of October 29, 1997 between American Axle & Manufacturing of Michigan, Inc. and Blackstone Management Partners L.P. (the "Agreement") is entered into as of the 19th day of November, 2001, by and between American Axle & Manufacturing Holdings, Inc., a Delaware corporation, successor by merger of American Axle & Manufacturing of Michigan, Inc., a Michigan corporation, (the "Company") and Blackstone Management Partners L.P., a Delaware limited partnership ("Blackstone").

         For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. Commencing on January 1, 2002 (the "Effective Date"), Section 3 of the Agreement is deleted and replaced in its entirety with the following:

         3. Fees. In consideration of the services contemplated by Section 2, for the remaining term of this Agreement, commencing with payments due following the Effective Date, the Company and its successors agree to pay to Blackstone an annual monitoring fee (the "Monitoring Fee") which will be paid in advance in semi-annual equal installments on March 31 and September 30 of each year. The Monitoring Fee shall be based upon Blackstone's percentage ownership of the voting common stock of the Company ("Blackstone Ownership %") in accordance with the following schedule:

         Blackstone Ownership %                             Annual Fee
         ----------------------                             ----------
          Current ownership         46.9%               $     3.5 million
                  Less than         45.0%               $     3.4 million
                  Less than         40.0%               $     3.0 million
                  Less than         35.0%               $     2.6 million
                  Less than         30.0%               $     2.2 million
                  Less than         25.0%               $     1.8 million
                  Less than         20.0%               $     1.4 million
                  Less than         15.0%               $     1.0 million
                  Less than         10.0%               $     0.6 million
                  Less than          5.0%               $     0.2 million
                                     0.0%               $     0.0 million

         Provided, however, that no change in the annual fee based upon a change in Blackstone Ownership % in accordance with the forgoing schedule shall be effective until a divestiture of Company stock by Blackstone. By way of illustration, but not of limitation, dilution through option exercises or other equity transactions will not trigger fee decreases but will be taken into account in determining the Blackstone Ownership % when Blackstone divests of Company stock.

2. Commencing on the Effective Date, Section 7 of the Agreement is deleted and replaced in its entirety with the following:

         7. Term. This Agreement shall be effective as of the Effective Date and shall continue until such time as Blackstone and its affiliates beneficially own no Company stock, at which time the Agreement, including this Amendment, shall terminate (such termination date, the "Termination Date"), provided that section 4 shall remain in effect with respect to Out-of-Pocket Expenses incurred prior to the Termination Date. The provisions of Sections 5 and 9, and otherwise as the context so requires, shall survive the termination of this Agreement.

3. Except as otherwise expressly provided in this Amendment, the Agreement shall remain in full force and effect as originally written. Words and phrases defined in the Agreement shall have the same meaning(s) when used in this Amendment unless redefined herein. In the event of a conflict between the terms and conditions of the Agreement and this Amendment, the terms and conditions of this Amendment shall control.

4. This Amendment constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, pertaining to the subject matter contained herein. Any addition, deletion, or modification of any kind to this Amendment shall only be binding upon the parties if evidenced through a written document signed by an authorized representative of each party hereto.

5. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the date first written above.


American Axle & Manufacturing                Blackstone Management Partners L.P.
Holdings, Inc.                               By Blackstone Management Partners
                                             L.L.C., its General Partner


By:      /s/ Robin J. Adams                  By:    /s/ Robert L. Friedman
         ------------------                         ----------------------
Name:    Robin J. Adams                      Name:  Robert L. Friedman
Title:   Executive VP & CFO                  Title: Member



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